Exhibit T3A-11

ARTICLES OF INCORPORATION

OF

KARDON TRANSPORT, INC.

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THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST: The name of the corporation shall be KARDON TRANSPORT, INC.

SECOND: The place in the State of Ohio where its principal office is to be located is City of Cleveland in Cuyahoga County,

THIRD: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

FOURTH: The authorized number of common shares of the corporation is One Thousand (1,000) all of which shall be with a par value of One Dollar ($1.00) each.

FIFTH: The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, We have hereunto subscribed our names this 18 day of June, 1981.

/s/ Nancy Kenney
Nancy Kenney

/s/ George Lewis
George Lewis

/s/ Timothy O’ Connell
Timothy O’ Connell

CERTIFICATE OF AMENDMENT

by Shareholders to the Articles of Incorporation of

KARDON TRANSPORT, INC.

(Name of Corporation)

Norman F. Pfeifer, who is:

☐  Chairman of the Board         ☒   President         ☐  Vice President (check one)

and

Carlo F. Capozzolo, who is:         ☒  Secretary         ☐  Assistant Secretary (Check one)

of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

Pursuant to the authority of Section 1701.54 of the Ohio Revised Code, the undersigned, being all the directors of KAEDON TRANSPORT, ING. an Ohio corporation (the “Company”), do hereby affirmatively vote for, consent to, adopt and approve the following resolution:

RESOLVED, That the name of the Company be changed to FEDERAL TRANSPORT, INC.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 18th day of February 1991.

By	/s/ Norman F. Pfeifer
(Chairman, President, Vice President)

By	/s/ Carlo F. Capozzolo
(Secretary, Assistant Secretary)

NOTE: Ohio ____ dose not permit one officer to sign in two ____________. Two separate signatures are required even if this